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                                                                    EXHIBIT 5.01

                                  June 26, 2000


Broadbase Software, Inc.
181 Constitution Drive
Menlo Park, California 94025

Ladies and Gentlemen:

         At your request, we have examined the Registration Statement on Form S-8 (the "REGISTRATION STATEMENT") to be filed by Broadbase Software, Inc., a Delaware corporation (the "COMPANY"), with the Securities and Exchange Commission (the "COMMISSION") on or about June 26, 2000, in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 718,666 shares of the Company's common stock (the "SHARES"), of which: (1) 118,666 Shares are subject to issuance by the Company upon the exercise of options originally granted by Aperio, Inc. ("APERIO") under the Aperio 1998 Incentive and Nonqualified Stock Option Plan (the "APERIO Plan"), and (2) 600,000 Shares are subject to issuance by the Company upon the exercise of options granted to David Milam and William Wolfe pursuant to stock option agreements each dated April 24, 2000 (the "OTHER OPTIONS"). The options referred to in clause (1) above (the "ASSUMED OPTIONS") were assumed by the Company pursuant to the Agreement and Plan of Merger dated March 27, 2000, as amended on May 3, 2000 and May 31, 2000, among the Company, Aperio and Broadbase Acquisition Corp. (the "MERGER AGREEMENT").

         In rendering this opinion, as to questions of fact, we have examined the following:

         (1) the Company's Certificate of Incorporation, as filed with the Delaware Secretary of State on June 28, 1999; the Certificate of Amendment of the Company's Certificate of Incorporation, as filed with the Delaware Secretary of State on July 30, 1999; the Company's Certificate of Designation, as filed with the Delaware Secretary of State on September 10, 1999; and the Company's Certificate of Retirement, as filed with the Delaware Secretary of State on November 3, 1999;

         (2) the Company's Bylaws, as adopted by the Company on July 2, 1999;

         (3) the Registration Statement, together with the exhibits filed as a part thereof or incorporated therein by reference;

         (4) the prospectuses prepared in connection with the Registration Statement (the "PROSPECTUSES");



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         (5)      the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in the Company's minute books and the minute books of your successor, BroadBase Information Systems, Inc., a California corporation ("BROADBASE CALIFORNIA"), that are in our possession, (including the minutes of the meeting of the Board of Directors held on March 27, 2000, approving the filing of the Registration Statement and the issuance of the Shares in connection therewith);

         (6) the stock records for both the Company and Broadbase California that the Company has provided to us (consisting of a certificate from the Company's transfer agent of even date herewith verifying the number of the Company's issued and outstanding shares of capital stock as of the date hereof and a summary report of currently outstanding options and warrants to purchase the Company's capital stock and stock reserved for issuance upon the exercise of options or warrants to be granted in the future, included in the Management Certificate referenced in (9) below and dated as of the date hereof, verifying the number of such issued and outstanding securities);

         (7)      the Merger Agreement;

         (7) the Aperio Plan, together with the related stock option agreements;

         (8) the Stock Option Agreement between Company and David Milam dated April 24, 2000;

         (9) the Stock Option Agreement between Company and William Wolfe dated April 24, 2000; and

         (10) a Management Certificate executed by the Company, addressed to us and dated of even date herewith, containing certain factual and other representations.

         In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the legal capacity of all persons executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that the certificates representing the Shares, when issued, will be properly signed by authorized officers of the Company or their agents.

         As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from records and documents referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.



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         We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, the state of California and, with respect to the validity of corporate action and the requirements for the issuance of stock, the state of Delaware.

         Based upon the foregoing, it is our opinion that the 718,666 Shares that may be issued and sold by the Company upon the exercise of: (i) the Assumed Options, and (ii) the Other Options, when issued, sold and delivered in accordance with the Merger Agreement, the applicable plan and the stock option agreements entered into thereunder, and in the manner and for the consideration stated in the Registration Statement and the Prospectuses, will be validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, each Prospectus constituting a part thereof and any amendments thereto. This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for use in connection with issuance and sale of the Stock subject to the Registration Statement and is not to be relied upon for any other purpose.



                                            Very truly yours,

                                            FENWICK & WEST LLP


                                             By: /s/ DAVID K. MICHAELS
                                                --------------------------------
                                                David K. Michaels, a partner



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